EXHIBIT 10.2
SECOND AMENDMENT TO INVESTMENT AGREEMENT

July 14, 2026
Reference is made to that certain Investment Agreement, dated as of October 27, 2025 (as amended by that certain Amendment to Investment Agreement, dated as of February 23, 2026, the “Investment Agreement”), by and among Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), and certain investors party thereto (the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Investment Agreement.
WHEREAS, pursuant to Section 8.01 of the Investment Agreement, the Investment Agreement may be amended or supplemented by written agreement of the Company and the holders of a majority of outstanding shares of Series A Preferred Stock or the holders of a majority of the allocations for such shares of Series A Preferred Stock, as applicable, which shall at all times include the KKR Investor and the Apollo Investor, so long as, with respect to the KKR Investor’s consent, the KKR Investor satisfies the 50% Beneficial Holding Requirement at such time, and with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time; and
WHEREAS, the parties hereto desire to amend certain provisions of the Investment Agreement as provided in this Amendment.
NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:
1.Amendments. Section 1.01 of the Investment Agreement is hereby amended as follows:
(a)The definition of “Applicable Value Cap” set forth therein is hereby amended and restated in its entirety as follows:
“Applicable Value Cap” has the meaning set forth in the Certificate of Designations; provided, that, for purposes of such definition, each reference to “Fair Market Value” shall be deemed to refer to “Series A Fair Market Value.”
(b)    The following definition is hereby added to Section 1.01 in appropriate alphabetical order:
“Series A Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, which, with respect to the Series A Preferred Stock, shall be determined by Monis, if Monis is available at such time, or Kynex, Bloomberg or other equivalent model if Monis is not available at such time.

2.Agreement and Waiver Regarding Fair Market Value. Each Investor, in its capacity as a holder of Series A Preferred Stock, upon execution of this Amendment, (a) hereby acknowledges that the parties intend that each reference to “Fair Market Value” in the Certificate of Designations be calculated in the same manner as “Series A Fair Market Value” set forth in paragraph 1(b) and (b) hereby waives, to the fullest extent permitted by applicable law, any right to enforce or assert otherwise.
3.Delivery of Written Consent. Each Investor, in its capacity as a holder of Series A Preferred Stock, shall, promptly (and in any event within five (5) Business Days) following the Company’s written request, duly execute and deliver to the Company one or more written consents, dated as of the date of delivery, approving and adopting the Certificate of Amendment to the Certificate of Designations in the form attached to such holder consent (the “Certificate of Amendment”).
4.Transferees. Each Investor agrees that it shall not Transfer any shares of Series A Preferred Stock unless, prior to or concurrently with such Transfer, the applicable transferee executes and delivers to the Company a joinder or other instrument, in form and substance reasonably acceptable to the Company, pursuant to which such transferee agrees (a) to be bound by, and to be treated as an Investor for all purposes of, this Amendment and (b) for so long as the Certificate of Amendment has not been filed and become effective and has not been abandoned, to execute and deliver written consents approving and adopting the Certificate of Amendment as and when, and on the terms, contemplated by Section 3. Each Investor shall cause any such transferee to comply with this Section 3 with respect to any subsequent Transfer.
5.Ratification. Except as expressly amended and modified under this Amendment, the terms and provisions of the Investment Agreement are hereby ratified and affirmed in their entirety.
6.Incorporation by Reference. The provisions of Section 8.01 (Amendments; Waivers), Section 8.04 (Counterparts), Section 8.06 (Governing Law; Jurisdiction), Section 8.07 (Specific Enforcement), Section 8.08 (Waiver of Jury Trial) and Section 8.10 (Severability) of the Investment Agreement shall be deemed incorporated herein by reference and shall apply to this Amendment mutatis mutandis.
7.Further Assurances. Each party hereto shall, from time to time on and after the date hereof, at the reasonable request of any other party and without further consideration, execute and deliver, or cause to be executed and delivered, such further instruments and documents, and take, or cause to be taken, such further actions, as may be reasonably necessary or appropriate to carry out and give effect to the intent and purposes of this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
KEURIG DR PEPPER INC.:
By:/s/ Dan Morrell
Title: Vice President and Treasurer

[Signature Page to Second Amendment]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
INVESTOR:

[NAME]
By:
Name:
Title:
[Investor Signature Pages on File with the Company]